Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Capital Bank Corporation and subsidiaries (“Capital”) and 1st State Bancorp, Inc. and subsidiaries (“1st State”). The unaudited pro forma condensed combined balance sheet as of December 31, 2005 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2005 give effect to the merger transaction, accounted for under the purchase method of accounting.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2005 has been derived from the audited financial statements of Capital, the audited financial statements of 1st State for the year ended September 30, 2005 and the unaudited interim financial statements of 1st State for the three months ended December 31, 2005. These unaudited pro forma condensed combined income statements give effect to the transaction as if it had been consummated at the beginning of the earliest period presented, or January 1, 2005. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings or revenue enhancements in connection with the transaction.

The unaudited pro forma condensed combined financial statements should be considered together with the historical financial statements of Capital and 1st State, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger transaction been consummated during the periods or as of the dates for which the pro forma information is presented.

Capital Bank Corporation
Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of December 31, 2005

	Capital Bank	1st State	Pro Form		Pro Forma
(In thousands)	Corporation	Bancorp, Inc.	Adjustments		Combined
Assets
Cash and cash equivalents	$43,904	$9,100	$-		$53,004
Cash held in escrow	33,185	-	-		33,185
Investment securities:
Available-for-sale	143,239	85,574	(463)	(B)	228,350
Held-to-maturity	12,334	23,247	(521)	(B)	35,060
Federal Home Loan Bank stock	6,027	2,271	-		8,298
Loans receivable held for investment, net	659,390	230,782	604	(B)	890,776
Intangible assets	805	-	5,331	(B)	6,136
Goodwill	12,048	-	46,033	(E)	58,081
Premises and equipment	14,868	7,279	746	(B)	22,893
Other assets	35,106	12,102	7,908	(D)	55,116
Total assets	$960,906	$370,355	$59,638		$1,390,899

Liabilities and Shareholder’s Equity
Deposits	$698,480	271,307	$730	(B)	$970,517
Advances from Federal Home Loan Bank	93,173	34,000	144	(B)	127,317
Repurchase agreements	14,514	-	-		14,514
Short-term debt	30,000	-	-		30,000
Subordinated debentures	30,930	-	-		30,930
Accrued expenses and other liabilities	10,317	1,864	897	(C)	13,078
Total liabilities	877,414	307,171	1,771		1,186,356
Shareholders’ equity	83,492	63,184	57,867	(A)	204,543
Total liabilities and shareholders’ equity	$960,906	$370,355	$59,638		$1,390,899

Capital Bank Corporation
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2005

	Capital Bank	1st State		Pro Form		Pro Forma
(In thousands, except share and per share data)	Corporation	Bancorp, Inc.		Adjustments		Combined

Interest income	$50,749	$19,706		$(1,224)	(K)	$69,301
				(3)	(G)
				73	(F)

Interest expense	21,459	6,770		(638)	(H)	28,012
				491	(J)
				(70)	(I)
	29,290	12,936		(937)		41,289
Provision (credit) for loan losses	(396)	3,416	(1)	-		3,020
Net interest income	29,686	9,520		(937)		38,269
Other income	6,731	2,205		(56)	(N)	8,880
Other expense	26,242	10,856	(2)	4	(L)	37,102
Amortization of intangible assets	212	-		1,914	(M)	2,126
Income (loss) before income taxes	9,963	869		(2,911)		7,921
Income taxes	3,264	944		(1,122)	(O)	3,086
Net income (loss)	$6,699	$(75)		$(1,789)		$4,835

Net income (loss) per common share:
Basic	$0.99	$(0.03)				$0.41
Diluted	$0.97	$(0.03)				$0.41

Weighted number of shares outstanding:
Basic	6,790,846	2,805,440		2,077,190		11,673,476
Diluted	6,920,388	2,966,346		1,916,284		11,803,018

(1)	1st State’s provision for loan losses includes a pre-acquisition adjustment of $2,609 to adjust 1st State’s allowance for loan losses as required under the terms of the merger agreement.

(2)	1st State’s other expenses includes merger-related costs of $2,351 that were charged to expense prior to the closing date of the transaction.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Note 1 - Basis of Presentation and Acquisitions

On January 3, 2006, 1st State merged with and into Capital pursuant to the Merger Agreement, dated June 29, 2005 by and between Capital and 1st State (the “Merger Agreement”). Under the terms of the Merger Agreement, Capital issued an aggregate of 4,882,630 shares of its common stock and paid a total of $33,185,195.76 to 1st State shareholders. As a result of the merger, each outstanding option to purchase shares of 1st State common stock was terminated in exchange for a cash payment by Capital to each option holder in an amount equal to $37.15 per option minus the applicable exercise price of such option. In the aggregate, $6,929,741.28 in cash was paid to 1st State option holders.

The unaudited pro forma condensed combined financial information gives effect to the acquisition under the purchase method of accounting, and the unaudited condensed combined balance sheet assumes the transaction occurred on December 31, 2005, reflecting the purchase consideration noted above.

Described below is the pro forma estimate of the total purchase price of the transactions as well as adjustments to allocate the purchase price based on preliminary estimates of fair values of the assets and liabilities of 1st State (in thousands):

Estimated fair value of shares issued	$74,508
Cash paid to shareholders	33,185
Cash paid for stock options	6,930
Estimated transaction costs	6,428
Total purchase price	121,051

Net assets based on carrying amounts at December 31, 2005	63,184
Increase (decrease) in net assets to reflect estimated fair value adjustments under the purchase method of accounting:
Available-for-sale investment securities	(463)
Held-to maturity investment securities	(521)
Loans held for investment	604
Premises and equipment	746
Other assets	7,908
Deposits	(730)
Federal Home Loan Bank advances	(144)
Other liabilities	(897)
Fair value of net assets acquired	69,687
Total purchase price in excess of fair value of net assets acquired	51,364
Identifiable intangible assets:
Core deposit	(5,331)
Goodwill	$46,033

Except as discussed in Note 2, there are no adjustments to other asset or liability groups, and the book values approximate fair values.

The effects of the transaction, as reflected in the unaudited pro forma condensed combined financial data, will be accounted for by Capital under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). In accordance with SFAS No. 142, intangible assets other than goodwill must be amortized over their estimated useful lives. Goodwill will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge to earnings will be made.

Note 2 - Purchase Accounting and Pro Forma Acquisition Adjustments

(A)
Reflects the issuance of 4,882,630 shares of Capital common stock at the value described in Note 1 above, plus other items associated with the transaction, including cash consideration of $33,185, the fair value of stock options of $6,930 and estimated transaction costs of $6,428.

(B)	Represents the recording of fair value adjustments relating to the assets and liabilities of 1st State.
(C) (D)
Represents an adjustment to record a four year consulting agreement with former CEO of 1st State.

Represents the estimated tax benefit associated with certain transaction expenses and fair value adjustments.

(E)	Represents an adjustment to record the estimated goodwill related to the transaction.

(F)	Represents the adjustment to record the amortization of the fair value adjustment on acquired loans over their expected average life of 15 years.

(G)	Represents the adjustment to record the amortization of the fair value adjustment on acquired securities over their expected average life of four years.

(H)	Represents the adjustment to record the amortization of the fair value adjustment on acquired time deposits over their expected average life of five years.

(I)	Represents the adjustment to record the amortization of the fair value adjustment on acquired Federal Home Loan Bank advances over their expected average life of two years.

(J) (K)
Represents interest expense related to borrowings to finance the payment of cash consideration.

Represents loss of interest income on investment securities sold to retire the short-term debt used to finance the payment of cash consideration.

(L)	Represents the adjustment to record the amortization of the fair value adjustment on acquired premises over their expected useful life of 20 years.

(M)	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits on the sum-of-the-years-digits basis over their expected average life of eight years.

(N)	Represents the adjustment to record the amortization of acquired mortgage servicing rights over their expected average life of 15 years.

(O)	Represents estimated tax savings on transaction adjustments at a combined rate of 38.5%.